As filed with the Commission on October 28, 2002
                                                      1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 X
                                                                       -

      Amendment No.   47   .....................................       X
                    -------                                            -

                             BT INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.            Copies to:           Burton M. Leibert, Esq.
One South Street                                       Willkie Farr & Gallagher
Baltimore, Maryland  21202                             787 Seventh Ave
(Name and Address of Agent                             New York, New York 10019
for Service)

EXPLANATORY NOTE: This Registration Statement has been filed by BT Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund Institutional, (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

                            DO NOT COPY OR CIRCULATE

Prospective
Investor ______________________                     Copy #______________________

[GRAPHIC OMITTED]
Deutsche Asset Management

Confidential Private

Offering Memorandum

October 28, 2002

Institutional

Daily Assets Fund

[The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.]

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE
ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.


[GRAPHIC OMITTED]
A Member of the
Deutsche Bank Group

OVERVIEW
--------------------------------------------------------------------------------
OF DAILY ASSETS FUND INSTITUTIONAL

GOAL: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
CORE STRATEGY: The Fund invests in high quality money market instruments.

INVESTMENT POLICIES AND STRATEGIES

The Fund seeks its objective by investing in high quality money market instruments, maintaining a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in US dollars, have remaining maturities of 397 days or less and are of the highest quality. The Fund typically invests more than 25% of its total assets in banks and other financial institutions.

DAILY ASSETS FUND INSTITUTIONAL

OVERVIEW OF DAILY ASSETS FUND INSTITUTIONAL

Goal .................................................  3
Core Strategy ........................................  3
Investment Policies and Strategies ...................  3
Principal Risks of Investing in the Fund .............  4
Who Should Consider Investing in the Fund ............  4
Total Returns, After Fees and Expenses ...............  5
Annual Fund Operating Expenses .......................  6

A DETAILED LOOK AT DAILY ASSETS FUND INSTITUTIONAL

Objective ............................................  7
Strategy .............................................  7
Principal Investments ................................  7
Risks ................................................  8
Management of the Fund ...............................  8
Calculating the Fund's Share Price ...................  9
Dividends and Distributions ..........................  9
Tax Considerations ................................... 10
Buying and Selling Fund Shares ....................... 10
Financial Highlights ................................. 11

--------------------------------------------------------------------------------

Overview of Daily Assets Fund Institutional

PRINCIPAL RISKS OF INVESTING IN THE FUND

Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example:

o A rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value.

o An issuer's creditworthiness could decline, which in turn may cause the value of a security in the Fund's portfolio to decline.

o Changes in interest rates or economic downturns could have a negative effect on issuers in the financial services industry.

WHO SHOULD CONSIDER INVESTING
IN THE FUND

Shares of the Fund are being offered for investment only to investors who qualify as both:

o Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

o Institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The Fund is sold primarily to investors who use the Fund to invest cash collateral received in connection with securities lending transactions as part of their participation in Deutsche Bank's securities lending program.

You should not consider investing in the Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

AN INVESTMENT IN THE FUND IS NOT A BANK DEPOSIT, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

--------------------------------------------------------------------------------

Overview of Daily Assets Fund Institutional

TOTAL RETURNS, AFTER FEES AND EXPENSES

The bar chart and table on this page can help you evaluate the potential risk and rewards of investing in the Fund by showing changes in the Fund's performance year to year. The bar chart shows the Fund's actual return for each full calendar year since November 13, 1996 (its inception date). The table shows the Fund's average annual return over the last calendar year, the last three calendar years and since the Fund's inception.

As of December 31, 2001 the Fund's 7-day yield was 2.23%. To learn the current 7-day yield, shareholders may call the Service Center at 1-800-730-1313.

--------------------------------------------------------------------------------
The 7-day yield, which is often referred to as the `current yield,' is the income generated by the Fund over a seven-day period. This amount is then annualized, which means that we assume the Fund generates the same income every week for a year. The `total return' of the Fund is the change in the value of an investment in the Fund over a given period. Average annual returns are calculated by averaging the year-by-year returns of the Fund over a given period.


Year-by-Year Returns
(each full calendar year since inception)
1997     5.65%

1998     5.59%

1999     5.22%

2000     6.50%

2001     4.31%

Since inception, the Fund's highest return in any calendar quarter was 1.67% (third quarter 2000) and its lowest quarterly return was 1.21% (second quarter
1999). The Fund's return for the period January 1, 2002 to September 30, 2002 was 1.44%. Past performance offers no indication of how the Fund will perform in the future.

   PERFORMANCE FOR PERIODS ENDED DECEMBER 31, 2001

                                                          AVERAGE ANNUAL RETURNS

                            1 Year        3 Years        5 Years Since Inception
                                                                 (Nov. 13, 1996)

 Daily Assets Fund
   Institutional             4.31%          5.34%          5.45%          5.46%

--------------------------------------------------------------------------------

Overview of Daily Assets Fund Institutional

ANNUALFUND OPERATING EXPENSES
(EXPENSES PAID FROM FUND ASSETS)

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold shares of Daily Assets Fund Institutional.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. It assumes that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
(1)The investment adviser and administrator have contractually agreed, for the 16-month period from the Fund's fiscal year end of June 30, 2002, to waive their fees and reimburse expenses so that total expenses will not exceed 0.12%.

   ANNUAL FEES AND EXPENSES

                                                           PERCENTAGE OF AVERAGE
                                                                DAILY NET ASSETS

 Management Fees                                                        0.10%
--------------------------------------------------------------------------------
 Distribution and Service (12b-1) Fees                                   None
--------------------------------------------------------------------------------
 Other Fund Operating Expenses                                          0.02%
--------------------------------------------------------------------------------
 Total Fund Operating Expenses                                          0.12%
--------------------------------------------------------------------------------
 NET EXPENSES(1)                                                        0.12%
--------------------------------------------------------------------------------

   EXPENSE EXAMPLE

                            1 Year        3 Years        5 Years        10 Years


                               $12            $39            $68           $154

--------------------------------------------------------------------------------

A DETAILED LOOK
--------------------------------------------------------------------------------
AT DAILY ASSETS FUND INSTITUTIONAL

OBJECTIVE

Daily Assets Fund Institutional seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

While we give priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

The Fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

STRATEGY

The Fund seeks current income by investing in high quality money market securities and maintains a dollar-weighted average maturity of 90 days or less. The Fund follows two policies designed to maintain a stable share price.

Generally, Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that effectively reduce their maturities to 397 days or less at the time of purchase.

The Fund buys US government debt obligations, money market instruments and other debt obligations that at the time of purchase:

o have received the highest short-term rating from two nationally recognized statistical rating organizations;

o have received the highest short-term rating from one rating organization (if only one organization rates the security);

o are unrated, but are determined by us to be of similar quality; or

o have no short-term rating, but are rated in one of the top three highest long-term rating categories, or are determined by us to be of similar quality.

Because most investors in the Fund will issue standing orders to invest in the Fund cash collateral received in connection with the securities lending transactions, the Fund may receive significant purchase orders or redemptions late in the day, which may impact the Fund's ability to remain fully invested. To assist the Fund in remaining fully invested, the Fund and an affiliate may jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts estimated to be received on any day through the operation of the securities lending program. Such investments will be allocated in such a manner as to maximize the investment of cash by the Fund.

PRINCIPAL INVESTMENTS

The Fund may invest in high-quality, short-term, dollar-denominated money market instruments paying a fixed, variable or floating interest rate. These include:

o Debt obligations issued by US and foreign banks, financial institutions, corporations or other entities, including, but not limited to, certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and US government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features, that have the effect of shortening the security's maturity.

o US government securities that are issued or guaranteed by the US Treasury, or by agencies or instrumentalities of the US Government.

o Repurchase agreements, which are agreements to buy securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

o Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/or principal.

The Fund may invest up to 10% of its total assets in other money market mutual funds in accordance with applicable regulations.

Because many of the Fund's principal investments are issued or credit-enhanced by banks or other financial institutions, the Fund may invest more that 25% of its total assets in the financial services industry.

--------------------------------------------------------------------------------

A Detailed Look at Daily Assets Fund Institutional

The Fund is listed on the National Association of Insurance Commissioners (`NAIC') list of Approved Mutual Funds. NAIC has designated the Fund as Class 1. Class 1 listings are to be reserved against as if they were a Class 1 Bond. In addition, Standard & Poor's rated the Fund AAAm.

RISKS

BELOW WE SET FORTH SOME OF THE PROMINENT RISKS ASSOCIATED WITH MONEY MARKET MUTUAL FUNDS. ALTHOUGH WE ATTEMPT TO ASSESS THE LIKELIHOOD THAT THESE RISKS MAY ACTUALLY OCCUR AND TO LIMIT THEM, WE MAKE NO GUARANTEE THAT WE WILL SUCCEED. IF A SECURITY NO LONGER MEETS THE FUND'S REQUIREMENTS, WE WILL ATTEMPT TO SELL THAT SECURITY WITHIN A REASONABLE TIME, UNLESS SELLING THE SECURITY WOULD NOT BE IN THE FUND'S BEST INTEREST.

Primary Risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

o We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.

o We primarily buy securities with remaining maturities of 13 months or less. This reduces the risk that the issuer's creditworthiness will change, or that the issuer will default on the principal and interest payments of the obligation.

Credit Risk. A money market instrument's credit quality depends on the issuer's ability to pay interest on the security and repay the debt: the lower the credit rating, the greater the risk that the security's issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. The Fund only buys high quality securities with minimal credit risk.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund's returns to lag behind those of similar money market funds.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:

o it cannot sell the securities at the agreed-upon time and price; or

o the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring, under the supervision of its investment adviser, the creditworthiness of the sellers with whom it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

Concentration Risk. Because the Fund may invest more than 25% of its total assets in the financial services industry, it may be vulnerable to setbacks in that industry. Banks and other financial service companies are highly dependent on short-term interest rates and can be adversely affected by downturns in the US and foreign economies or changes in banking regulations.

Prepayment Risk. When a bond issuer, such as an issuer of asset-backed securities, retains the right to pay off a high yielding bond before it comes due, the Fund may have no choice but to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the Fund's income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.

MANAGEMENT OF THE FUND

Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Alex. Brown Inc., Deutsche Asset Management, Inc. (`DeAM, Inc.') and Deutsche Asset Management Investment Services Limited.

Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund's activities on their behalf.

Investment Advisor. Under the supervision of the Board of Trustees, DeAM, Inc., with headquarters at 280 Park Avenue, New York, NY 10017, acts as the Funds' investment advisor. As investment advisor, DeAM, Inc. makes the Funds' investment decisions. It buys and sells securities for the Funds and conducts the research that leads to the purchase and sale decisions. DeAM,

--------------------------------------------------------------------------------

                              A Detailed Look at Daily Assets Fund Institutional

Inc. is also responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges. For its services as investment advisor, DeAM, Inc. receives a fee of 0.10% of the Fund's average daily net assets.

DeAM, Inc. provides a full range of investment advisory services to retail and institutional clients, and as of September 30, 2002, had total assets of approximately $85.1 billion under management.

DeAM, Inc. is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

Other Services. Investment Company Capital Corp. (`ICCC'), an affiliate of DeAM, Inc., provides administrative services such as portfolio accounting, legal services and others for the Fund. In addition, ICCC, or an affiliate, performs the functions necessary to establish and maintain your account. Besides setting up the account and processing your purchase and sale orders, these functions include:

o keeping accurate, up-to-date records for your individual Fund account;

o implementing any changes you wish to make in your account information;

o processing your requests for cash dividends and distributions from the Fund;

o answering your questions on the Fund's investment performance or administration;

o sending proxy reports and updated information about the Fund to you; and

o collecting your executed proxies.

CALCULATING THE FUND'S SHARE PRICE

We calculate the price of the Fund's shares (also known as the `Net Asset Value' or `NAV') at 5:00 p.m. Eastern time each day that the Fund is open for business. On the day before certain holidays are observed, the bond markets or other primary trading markets for the Fund may close early. They may also close early on the day after Thanksgiving and the day before Christmas Eve. If the Bond Market Association recommends an early close of the bond markets, the Fund also may close early. You may call the Service Center at 1-800-730-1313 for additional information about whether the Fund will close before a particular holiday. On days the Fund closes early:

o All orders received prior to the Fund's close will be processed as of the time the Fund's NAV is next calculated.

o Redemption orders received after the Fund's close will be processed as of the time the Fund's NAV is next calculated.

o Purchase orders received after the Fund's close will be processed the next business day.

The Fund uses the amortized cost method to account for any premiums or discounts above or below the face value of any securities it buys. This method writes down the premium or marks up the discount at a constant rate until maturity. It does not reflect daily fluctuations in market value. All cash receivables and current payments are valued at face value. Other assets are valued at fair value as determined in good faith under procedures established by and under the general supervision of the Fund's Board of Trustees. The Fund's Net Asset Value will normally be $1.00 a share.

DIVIDENDS AND DISTRIBUTIONS

The Fund declares dividends from its net income daily and pays the dividends on a monthly basis.

The Fund reserves the right to include in the distribution any short-term capital gains on securities that it sells. If the Fund recognizes net capital gains, its policy is to distribute to shareholders substantially all previously undistributed capital gain at least annually. The Fund may also pay dividends and capital gains distributions at other times if necessary for the Fund to avoid federal income or excise tax. If you invest in the Fund close to the time the Fund makes a capital gains distribution, generally you will pay taxes on the amount of the distribution whether you reinvest the distribution or receive it as cash. The Fund automatically reinvests all dividends and distributions in shares of the Fund.

--------------------------------------------------------------------------------
The Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day (July 4th), Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A Detailed Look at Daily Assets Fund Institutional


TAX CONSIDERATIONS

The following summary is based on current tax laws that may change. The tax considerations for tax-deferred accounts, non-taxable entities and non-US investors may be different. Because tax circumstances for each investor are unique and tax laws are subject to change, you should consult with your tax advisor before investing. If you are a taxable shareholder, you and other shareholders pay federal, state and local taxes on the income dividends or capital gains distributed by the Fund. Your taxes will vary from year to year, based on the amount of capital gain distributions and dividends paid out by the Fund. Every year the Fund will send you information on the distributions for the previous year. You owe the taxes whether you receive cash or choose to have distributions and dividends reinvested. Distributions and dividends usually create the following tax liability:

   TRANSACTION                                   TAX STATUS

 Income dividends                                Ordinary income
--------------------------------------------------------------------------------
 Short-term capital gain distributions*          Ordinary income
--------------------------------------------------------------------------------
 Long-term capital gain distributions*           Capital gains

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*Whether a capital gain distribution is considered short-term or long-term does not depend on how long you own your shares.

By law, the Fund must withhold a portion of your taxable distributions, dividends and sales proceeds equal to the current backup withholding tax rate, if you do not provide your correct social security or taxpayer identification number along with the certificates required by the IRS, or if the IRS instructs the Fund to do so.

BUYING AND SELLING FUND SHARES

Investors who use the Fund to invest cash collateral received in connection with securities lending will issue standing offers, effective on or before 5:00 p.m., Eastern time each day, on which the Fund is open, to invest the cash collateral in the Fund.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Deutsche Asset Management Service Center, One South Street, Baltimore, MD 21202, and the purchase must be accepted by the Fund's Placement Agent, Scudder Distributors, Inc.

Important Information About Buying and Selling Shares

o After receiving your order, we buy or sell your shares at the next price calculated on a day the Fund is open for business.

o We do not pay dividends on shares the day they are sold.

o We remit proceeds from the sale of shares in US dollars (unless the redemption is so large that it is made `in-kind').

o We do not issue share certificates.

o If your sell order exceeds $250,000, we reserve the right to redeem it `in-kind' with a pro-rata distribution of securities actually held by a Fund, rather than in cash.

o We process all orders free of charge.

o Because Deutsche Bank Trust Company Americas (`DBTCo') (formerly Bankers Trust) is the Fund's Custodian, and ICCC, an affiliate of DBTCo is the Fund's Transfer Agent, funds may be transferred directly between the Fund and a customer account held with DBTCo without incurring the additional costs or delays associated with a wire transfer.

o We reserve the right to reject purchases of Fund shares (including exchanges) for any reason.

o We reserve the right to reject purchases of Fund shares (including exchanges) or to suspend or postpone redemptions at times when both the New York Stock Exchange and the Fund's custodian are closed.

--------------------------------------------------------------------------------

                              A Detailed Look at Daily Assets Fund Institutional

The table below provides a picture of the Fund's financial performance for the last five years. The information selected reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling us at 1-800-730-1313.


   FINANCIALHIGHLIGHTS
                                                                                                 FOR THE YEARS ENDED JUNE 30,
                                                   2002               2001             2000              1999             1998

 PER SHARE OPERATING PERFORMANCE:

 NET ASSET VALUE,
   BEGINNING OF PERIOD                           $ 1.00             $ 1.00           $ 1.00            $ 1.00           $ 1.00
------------------------------------------------------------------------------------------------------------------------------------

 INCOME FROM INVESTMENT OPERATIONS

 Net investment income                             0.03               0.06             0.06              0.05             0.06
------------------------------------------------------------------------------------------------------------------------------------

 Net realized gain on investment
   transactions                                    0.00(1)            0.00(1)          0.00(1)           0.00(1)          0.00(1)
------------------------------------------------------------------------------------------------------------------------------------

 TOTAL FROM INVESTMENT OPERATIONS                  0.03               0.06             0.06              0.05             0.06

 DISTRIBUTIONS TO SHAREHOLDERS

 Net investment income and
   short-term gains                               (0.03)             (0.06)           (0.06)            (0.05)           (0.06)
------------------------------------------------------------------------------------------------------------------------------------

 NET ASSET VALUE, END OF PERIOD                  $ 1.00             $ 1.00           $ 1.00            $ 1.00           $ 1.00
------------------------------------------------------------------------------------------------------------------------------------

 TOTAL INVESTMENT RETURN                            2.64%             6.07%            5.84%             5.25%            5.71%
------------------------------------------------------------------------------------------------------------------------------------

 SUPPLEMENTAL DATA AND RATIOS:

 Net assets, end of period (000s
   omitted)                                 $12,814,475        $13,746,884       $8,845,254        $7,804,575       $5,729,267
------------------------------------------------------------------------------------------------------------------------------------

 Ratios to average net assets:

 Net investment income                              2.52%             5.78%            5.75%             5.11%            5.55%
------------------------------------------------------------------------------------------------------------------------------------

 Expenses after waivers and/or
   reimbursements                                   0.12%             0.12%            0.12%             0.12%            0.12%
------------------------------------------------------------------------------------------------------------------------------------

 Expenses before waivers and/or
   reimbursements                                   0.12%             0.12%            0.12%             0.12%            0.12%

(1)Less than $0.005 per share.

--------------------------------------------------------------------------------

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders.

You can find more detailed information about the Fund in the current Confidential Statement of Additional Information, dated October 28, 2002, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference. To receive your free copy of the Confidential Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in the Fund, write to us at:

                  Service Center
                  P.O. Box 219210
                  Kansas City, MO 64121
or call us at:    1-800-730-1313

You can find reports and other information about the Fund on the EDGAR Database on the SEC's website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at PUBLICINFO@SEC.GOV or by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102. Information about the Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 202.942.8090.


Daily Assets Fund Institutional
BT Institutional Funds


Placement Agent:
Scudder Distributors, Inc.

                                                                        811-6071
                                                                  1721PRO(10/02)

                            DO NOT COPY OR CIRCULATE

Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

                                                                OCTOBER 28, 2002

BT INSTITUTIONAL FUNDS
DAILY ASSETS INSTITUTIONAL

BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information ("SAI") relates to Daily Assets Institutional (the "Fund"), a series of the Trust.

Shares of the Fund are sold by Scudder Distributors, Inc. ("SDI" or the "Distributor "), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Deutsche Bank ("the Bank") that participate in the Bank's securities lending program. Deutsche Asset Management, Inc. serves as the Fund's investment adviser (the "Advisor").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated October 28, 2002. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-730-1313. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated June 30, 2002, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report, Semi-Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Mutual Fund Service Center of Deutsche Asset Management, P.O. Box 219210, Kansas City, Missouri 64121-9210, 1-800-730-1313.

                               Investment Adviser
                         DEUTSCHE ASSET MANAGEMENT, INC.

                        Administrator and Transfer Agent
                        INVESTMENT COMPANY CAPITAL CORP.

                                 Placement Agent
                           SCUDDER DISTRIBUTORS, INC.
                            222 South Riverside Plaza
                             Chicago, IL 60606-5808




                                TABLE OF CONTENTS

                                                                        PAGE

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS AND RISKS..................5

INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS.....................6

         INVESTMENT OBJECTIVE..............................................6
         INVESTMENT POLICIES...............................................6
         ADDITIONAL RISK FACTORS..........................................11
         INVESTMENT RESTRICTIONS..........................................12
         PORTFOLIO TURNOVER...............................................15
         PORTFOLIO TRANSACTIONS...........................................15

NET ASSET VALUE...........................................................16

PURCHASE AND REDEMPTION INFORMATION.......................................17

MANAGEMENT OF THE TRUSTS..................................................18

         CODE OF ETHICS...................................................25
         INVESTMENT ADVISOR...............................................26
         ADMINISTRATOR....................................................28
         CUSTODIAN........................................................29
         TRANSFER AGENT...................................................29
         COUNSEL AND INDEPENDENT ACCOUNTANTS..............................29

ORGANIZATION OF THE TRUST.................................................30

TAXES.....................................................................31

PERFORMANCE INFORMATION...................................................32

FINANCIAL STATEMENTS......................................................33

APPENDIX..................................................................34

Description of Securities Ratings.........................................34



             INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

                              INVESTMENT OBJECTIVE

The Fund's investment objective is a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that any Fund will achieve its investment objective.

                               INVESTMENT POLICIES

The following is a discussion of the various investments of and techniques employed by the Fund.

QUALITY AND MATURITY OF THE FUND'S SECURITIES. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. Bankers Trust, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will also determine that all securities purchased by the Fund present minimal credit risks. Bankers Trust will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

OBLIGATIONS OF BANKS AND OTHER FINANCIAL INSTITUTIONS. For purposes of the Fund's investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of U.S. banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If Bankers Trust, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in U.S. dollar-denominated obligations of foreign banks or foreign branches of U.S. banks, which may include banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of U.S. domestic banks because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations. Foreign branches of U.S. banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of U.S. banks.

COMMERCIAL PAPER. Commercial paper obligations in which the Fund may invest are short-term, secured or unsecured negotiable promissory notes of U.S. or foreign corporations and special vehicles that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of U.S. banks.

VARIABLE RATE MASTER DEMAND NOTES. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth above for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)

U.S. GOVERNMENT OBLIGATIONS. The Fund may invest in direct obligations issued by the U.S. Treasury or in obligations issued or guaranteed by the U.S. Treasury or by agencies or instrumentalities of the U.S. government ("U.S. Government Obligations"). Certain short-term U.S. Government Obligations, such as those issued by the Government National Mortgage Association ("GNMA"), are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity but are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored instrumentalities if it is not obligated to do so by law.

Examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct U.S. Treasury obligations, the obligations of the Federal Housing Administration ("FHA"), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.

OTHER DEBT OBLIGATIONS. The Fund may invest in deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the above short-term rating requirements, or if there are no such short-term ratings, are determined by Bankers Trust, acting under the supervision of the Board of Trustees of the Trust, to be of comparable quality and are rated in the top three highest long-term rating categories by the NRSROs rating such security.

ASSET-BACKED SECURITIES/MORTGAGED BACKED SECURITIES. The Fund may also invest in securities generally referred to as asset-backed securities/mortgage backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Asset-backed/mortgage backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed/mortgage backed security varies with the prepayment and loss experience of the underlying assets.

REPURCHASE AGREEMENTS. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers approved by Bankers Trust. Under the terms of a typical repurchase agreement, the Fund would acquire U.S. Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. Bankers Trust reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

REVERSE REPURCHASE AGREEMENTS. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, U.S. Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event. Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

INVESTMENT IN OTHER INVESTMENT COMPANIES. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC). Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or part of its investable assets in a management company with substantially the same investment objective, policies and restrictions as the Fund.

ILLIQUID SECURITIES. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by a Fund, the Fund will normally sell the security as soon as is reasonably practicable unless if to do so would not be in the best interests of shareholders.

CREDIT ENHANCEMENT. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7, the Fund may have more than 25% of its total assets invested in securities issued by or credit-enhanced by banks or other financial institutions.

                             ADDITIONAL RISK FACTORS

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:

It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund's institutional investors receive in connection with their participation in Bankers Trust's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period that may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and Bankers Trust permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and Bankers Trust in such a manner as to maximize the investment of cash by the Fund.

RATING SERVICES. The ratings of Moody's and S&P represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Adviser also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but the Adviser will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth in the Appendix to this SAI.

                             INVESTMENT RESTRICTIONS

FUNDAMENTAL POLICIES. The following investment restrictions are "fundamental policies" of the Fund and may not be changed with respect to the Fund without the approval of a "majority of the outstanding voting securities" of the Fund. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the outstanding voting securities of the Fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities. Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or part of its investable assets in a management company with substantially the same investment objective, policies and restrictions as the Fund. As a matter of fundamental policy, the Fund may not:

     1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 10% of the current value of the Fund's net assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 10% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute. (As an operating policy, the Fund may not engage in dollar roll transactions or options and futures);

     2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

     3. Make loans to other persons except (a) through the use of repurchase agreements or the purchase of short-term obligations or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

     4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), in the ordinary course of business (except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities);

     5. Concentrate its investments in any particular industry (excluding U.S. Government Obligations), except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, and if it is deemed appropriate for the achievement of the Fund's investment objective, up to 25% of its total assets may be invested in any other industry; and

     6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

     7. With respect to the Fund's total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. government securities and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

                        ADDITIONAL INVESTMENT LIMITATIONS

The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding U.S. Government Obligations and repurchase agreements collateralized by U.S. Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions. As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for U.S. Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation. The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings. At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund. The Fund's limitations on investment in a single industry and on borrowing may not be changed without the approval of the shareholders of the Fund.

                               PORTFOLIO TURNOVER

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on their income and has been and is expected to be zero for regulatory reporting purposes.

                             PORTFOLIO TRANSACTIONS

Decisions to buy and sell securities and other financial instruments for the Fund are made by the Fund's advisor, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by the advisor, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by the advisor are prepared to invest in, or desire to dispose of the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by the advisor to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, the Advisor seeks the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, the advisor is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

                                 NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                       PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, Scudder Distributors, Inc. (the" Distributors") acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to Scudder Distributors' duties as Placement Agent, Scudder Distributors may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

The Fund reserves the right to redeem all of its shares, if the Board of Trustees votes to liquidate the Fund.

                            MANAGEMENT OF THE TRUSTS

The Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Fund or the Portfolio, as the case may be. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund/Portfolio and review the Fund's performance.

The Trustees and officers of the Trust and Portfolio, their birth dates, and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

Effective August 19, 2002, Scudder Distributors, Inc. (`SDI') will serve as the placement agent of the Fund's shares pursuant to the Exclusive Placement Agent Agreement. The terms and conditions of the Exclusive Placement Agent Agreement are exactly the same as the Exclusive Placement Agent Agreement with ICC Distributors, Inc., the former placement agent of the Fund. SDI is a wholly-owned subsidiary of Deutsche Bank AG. The address for SDI is 222 South Riverside Plaza, Chicago, IL 60606.

On July 30, 2002, the shareholders of the Trust and the Funds approved the election of new Trustees and executive officers. The following information is provided for each Trustee and officer.


                       TRUSTEES AND OFFICERS OF THE TRUST

                                                                                                                    NUMBER OF FUNDS
                                                                                                                    IN THE FUND
                            POSITION WITH THE           BUSINESS EXPERIENCE                                         COMPLEX TO BE
NAME AND BIRTH DATE         TRUST AND LENGTH            AND DIRECTORSHIPS                                           OVERSEEN BY
Independent                 OF TIME SERVED              DURING THE PAST 5 YEARS                                     TRUSTEE(1)

Trustee
Richard R. Burt             Trustee since 2002.         Chairman, IEP Advisors, Inc. (July 1998 to present); Chairman        80
2/3/47                                                  of the Board, Weirton Steel Corporation(2) (April  1966  to
                                                        present);  Member of  the Board,  Hollinger  International,
                                                        Inc.(2)  (publishing)  (1995 to present),  HCL Technologies
                                                        Limited  (information  technology) (April 1999 to present),
                                                        UBS Mutual  Funds  (formerly  known as Brinson and Mitchell
                                                        Hutchins  families of funds) (1995 to present)  (registered
                                                        investment   companies);   and  Member,   Textron   Inc.(2)
                                                        International  Advisory  Council  (July  1996 to  present).
                                                        Formerly,   Partner,   McKinsey   &  Company   (consulting)
                                                        (1991-1994)  and US  Chief  Negotiator  in  Strategic  Arms
                                                        Reduction  Talks  (START)  with former  Soviet Union and US
                                                        Ambassador to the Federal Republic of Germany  (1985-1991);
                                                        Member  of  the  Board,  Homestake  Mining(2)  (mining  and exploration)  (1998-February  2001), Archer Daniels Midland
                                                        Company(2)  (agribusiness  operations)  (October  1996-June
                                                        2001) and Anchor  Gaming  (gaming  software and  equipment)
                                                        (March 1999-December 2001).

S. Leland Dill              Trustee since 1999 for      Trustee,  Phoenix Zweig Series Trust (since September 1989),         78
3/28/30                     PreservationPlus Fund.      Phoenix   Euclid  Market  Neutral  Funds  (since  May  1998)
                                                        (registered  investment  companies);  Retired  (since 1986).
                            Trustee since 1986 for      Formerly,  Partner, KPMG Peat Marwick (June 1956-June 1986);
                            PreservationPlus Income     Director,   Vintners   International   Company  Inc.   (June
                            Fund.                       1989-May   1992),   Coutts  (USA)   International   (January
                                                        1992-March  2000),  Coutts Trust Holdings Ltd., Coutts Group
                                                        (March   1991-March   1999)  and  General   Partner,   Pemco
                                                        (investment company) (June 1979-June 1986).

Martin J. Gruber            Trustee since 1992 for      Nomura  Professor  of  Finance,  Leonard N. Stern  School of         79
7/15/37                     PreservationPlus Fund.      Business,  New York University (since 1964);  Trustee,  CREF
                                                        (since   2000);   Director,    S.G.   Cowen   Mutual   Funds
                            Trustee since 1999 for      (1985-2001),  Japan Equity Fund,  Inc.  (since  1992),  Thai
                            PreservationPlus Income     Capital Fund,  Inc.  (2000 to present) and  Singapore  Fund,
                            Fund.                       Inc. (since 2000) (registered investment companies).

Richard J. Herring          Trustee since 1999.         Jacob  Safra   Professor   of   International   Banking  and         78
2/18/46                                                 Professor,   Finance   Department,   The   Wharton   School,
                                                        University of Pennsylvania (since 1972);  Director,  Lauder
                                                        Institute of International Management Studies (since 2000);
                                                        Co-Director,  Wharton Financial  Institutions Center (since
                                                        2000) and Vice  Dean and  Director,  Wharton  Undergraduate
                                                        Division (1995-2000).

Joseph R. Hardiman          Trustee since 2002.         Private  Equity   Investor  (1997  to  present);   Director,         76
5/27/37                                                 Soundview  Technology Group Inc.  (investment banking) (July
                                                        1998 to present),  Corvis Corporation(2) (optical networking
                                                        equipment)   (July  2000  to  present),   Brown   Investment
                                                        Advisory  & Trust  Company  (investment  advisor)  (February
                                                        2001 to  present),  The Nevis  Fund  (registered  investment company)  (July  1999 to  present),  and ISI Family of Funds
                                                        (registered  investment  companies) (March 1998 to present).
                                                        Formerly,  Director,  Circon Corp.(2) (medical  instruments)
                                                        (November  1998-January 1999); President and Chief Executive
                                                        Officer,  The National  Association  of Securities  Dealers,
                                                        Inc. and The NASDAQ Stock Market,  Inc.  (1987-1997);  Chief
                                                        Operating  Officer of Alex. Brown & Sons  Incorporated  (now
                                                        Deutsche  Bank  Securities  Inc.)  (1985-1987)  and  General
                                                        Partner,  Alex. Brown & Sons Incorporated (now Deutsche Bank
                                                        Securities Inc.) (1976-1985).

Graham E. Jones             Trustee since 2002.         Senior Vice  President,  BGK  Properties,  Inc.  (commercial         78
1/31/33                                                 real estate) (since 1995);  Trustee, 8 open-end mutual funds managed by Weiss,  Peck & Greer  (since 1985) and Trustee of
                                                        22 open-end  mutual funds  managed by Sun Capital  Advisers,
                                                        Inc. (since 1998).

Rebecca W. Rimel            Trustee since 2002.         President and Chief  Executive  Officer,  The Pew Charitable         78
4/10/51                                                 Trusts   (charitable    foundation)   (1994   to   present).
                                                        Formerly,  Executive  Director,  The Pew Charitable  Trusts
                                                        (1988 to 1994);  Director,  ISI Family of Funds (registered investment  companies)  (1997 to 1999);  and  Director  and
                                                        Executive  Vice  President,   The  Glenmede  Trust  Company
                                                        (investment trust and wealth management) (1994 to 2000).

Philip Saunders, Jr.        Trustee since 1999 for      Principal,   Philip   Saunders   Associates   (Economic  and         78
10/11/35                    PreservationPlus Fund.      Financial  Consulting)  (since  1998).  Formerly,  Director,
                                                        Financial Industry  Consulting,  Wolf & Company (1987-1988);
                            Trustee since 1986 for      President,    John   Hancock   Home   Mortgage   Corporation
                            PreservationPlus Income     (1984-1986);   Senior  Vice   President   of  Treasury   and
                            Fund.                       Financial  Services,  John  Hancock  Mutual  Life  Insurance
                                                        Company, Inc. (1982-1986).

William N. Searcy           Trustee since 2002.         Pension  &  Savings  Trust  Officer,  Sprint  Corporation(2)         78
9/3/46                                                  (telecommunications)  (since  1989);  Trustee of 22 open-end mutual funds managed by Sun Capital  Advisers,  Inc.  (since
                                                        1998).

Robert H. Wadsworth         Trustee since 2002.         President,  Robert H. Wadsworth Associates, Inc. (consulting         81
1/29/40                                                 firm) (1982 to present);  President and Director,  Trust for
                                                        Investment  Managers  (registered  investment company) (1999
                                                        to  present).   Formerly,   President,   Investment  Company
                                                        Administration,   L.L.C.   (1992*-July   2001);   President,
                                                        Treasurer  and  Director,  First  Fund  Distributors,   Inc.
                                                        (1990-January 2002); Vice President,  Professionally Managed
                                                        Portfolios    (1999-2002)    and   Advisors   Series   Trust
                                                        (1997-2002)    (registered   investment   companies);    and
                                                        President,    Guinness   Flight   Investment   Funds,   Inc.
                                                        (registered investment companies).
                                                        *  Inception   date  of  the   corporation   which  was  the
                                                        predecessor to the LLC.
Interested Trustee

Richard T. Hale(3)          Trustee since 1999 and      Managing  Director,  Deutsche Bank Securities Inc. (formerly         78
7/17/45                     President since 2000.       Deutsche   Banc  Alex.   Brown  Inc.)  and  Deutsche   Asset
                                                        Management  (1999  to  present);  Director  and  President,
                                                        Investment  Company  Capital Corp.  (registered  investment advisor) (1996 to present);  President, DB Hedge Strategies
                                                        Fund LLC  (registered  investment  company)  (June  2002 to present);  Director,  Deutsche Global Funds,  Ltd. (2000 to present),  CABEI Fund  (2000 to  present),  North  American
                                                        Income  Fund  (2000  to  present)  (registered   investment
                                                        companies); Vice President, Deutsche Asset Management, Inc.
                                                        (2000 to present).  Chartered Financial Analyst.  Formerly,
                                                        Director,   ISI  Family  of  Funds  (registered  investment
                                                        companies) (1992-1999).


Officers

Richard T. Hale             President since 2000.       See information provided under Interested Trustee.
7/17/45

Amy M. Olmert               Assistant Secretary since   Director,   Deutsche  Asset  Management   (January  1999  to
5/14/63                     1999.                       present);  Certified  Public  Accountant  (1989 to present).
                                                        Formerly,  Vice President,  BT Alex. Brown Incorporated (now
                                                        Deutsche Bank Securities Inc.) (1997-1999);  Senior Manager,
                                                        Coopers & Lybrand L.L.P.  (now  PricewaterhouseCoopers  LLP)
                                                        (1992-1997).

Charles A. Rizzo            Treasurer since 1999.       Director,   Deutsche   Asset   Management   (April  2000  to
8/5/57                                                  present); Certified Public Accountant;  Certified Management
                                                        Accountant.  Formerly,  Vice President and Department  Head,
                                                        BT Alex.  Brown  Incorporated  (now Deutsche Bank Securities
                                                        Inc.) (1998-1999);  Senior Manager, Coopers & Lybrand L.L.P.
                                                        (now PricewaterhouseCoopers LLP) (1993-1998).

Daniel O. Hirsch            Secretary  since 1999; Vice Managing  Director,   Deutsche  Asset  Management  (2002  to
3/27/54                     President since 2000.       present)  and   Director,   Global   Funds  Ltd.   (2002  to
                                                        present).  Formerly,  Director,  Deutsche  Asset  Management
                                                        (1999-2002),  Principal,  BT Alex. Brown  Incorporated  (now
                                                        Deutsche  Bank  Securities  Inc.)   (1998-1999);   Assistant
                                                        General  Counsel,  United  States  Securities  and  Exchange
                                                        Commission (1993-1998).


NAME AND BIRTH DATE         POSITION WITH THE COMPANY   BUSINESS EXPERIENCE AND DIRECTORSHIPS
                            AND LENGTH OF TIME SERVED   DURING THE PAST 5YEARS
Jeffrey A. Engelsman        Vice President and AML      Vice   President,   Deutsche  Asset   Management   (1999  to
9/28/67                     Compliance Officer since    present).  Formerly,  Attorney,  Great-West  Life &  Annuity
                            2002.                       Insurance Company (1995 to 1999).

Bruce A. Rosenblum          Assistant Secretary since   Director,  Deutsche Asset Management  since 2002.  Formerly,
9/14/60                     2002.                       Vice  President,   Deutsche  Asset  Management  (2000-2002);
                                                        Partner,   Freedman,  Levy,  Kroll  &  Simonds  (1994-2000);
                                                        Counsel to  Commissioner  J. Carter Beese,  Staff  Attorney,
                                                        Divisions   of   Enforcement   and   Corporation    Finance,
                                                        Securities and Exchange Commission (1986-1994).

-----------
1 As of July 30, 2002, the total number of Funds in the Fund Complex is 84.

2 A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

3 Mr. Hale is a director  who is an  `interested  person'  within the meaning of
  Section 2(a)(19) of the 1940 Act. Mr. Hale is Vice President of DeAM, Inc. and a Managing Director of Deutsche Asset Management, the US asset management unit of Deutsche Bank and its affiliates.

Ms. Olmert and Messrs. Engelsman, Hale, Hirsch, Rizzo, and Rosenblum also hold similar positions for other investment companies for which DeAM, Inc. or an affiliate serves as the advisor.

The Board has an Audit Committee that meets with the Trust's and Portfolio's independent auditors to review the financial statements of the Trust, the adequacy of internal controls and the accounting procedures and policies of the Trust. Each member of the Board except Mr. Hale also is a member of the Audit Committee.

                         TRUSTEE COMPENSATION TABLE
     -----------------------------------------------------------------------
     TRUSTEE                        AGGREGATE            TOTAL COMPENSATION
                                    COMPENSATION            FROM FUND
                                    FROM TRUST *            COMPLEX **
     -----------------------------------------------------------------------
     HarryVan Benschoten            1,483                     63,750
     -----------------------------------------------------------------------
     Charles Bigger                 1,483                     63,750
     -----------------------------------------------------------------------
     Richard R. Burt                -                         62,500
     -----------------------------------------------------------------------
     S. Leland Dill                 1,483                     63,750
     -----------------------------------------------------------------------
     Martin J. Gruber               1,483                     63,750
     -----------------------------------------------------------------------
     Joseph R. Hardiman             -                         62,500
     -----------------------------------------------------------------------
     Richard J. Herring             1,483                     63,750
     -----------------------------------------------------------------------
     Graham E. Jones                -                         28,500
     -----------------------------------------------------------------------
     Bruce E. Langton               1,483                     63,750
     -----------------------------------------------------------------------
     Rebecca W. Rimel               -                         62,500
     -----------------------------------------------------------------------
     Philip Saunders, Jr.           1,483                     63,750
     -----------------------------------------------------------------------
     William N. Searcy              -                         31,500
     -----------------------------------------------------------------------
     Robert H. Wadsworth            -                         62,500
     -----------------------------------------------------------------------


 * The information provided is for the BT Institutional Funds, which is comprised of eight funds, for the year ended June 30, 2002.

** Aggregated information is furnished for the Fund Complex which consists of 84 Funds for the period July 1, 2001 through June 30, 2002.

As of October 1, 2002, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of the Fund or the Trust (all series taken together).

As of October 1, 2002, the following shareholders of record owned 5% or more of the outstanding shares of the Fund: Bankers Trust Company, Fund Valuation Group,
Attn: Laurie Zeppieri, 34 Exchange Place, Jersey City, NJ 07302-3885, was the owner of record of approximately 100% of the Fund's outstanding shares.


                                 CODE OF ETHICS

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund's Advisor, DeAM, Inc., has also adopted a Code of Ethics. The Code of Ethics allows personnel to invest in securities for their own accounts, but require compliance with the Code's pre-clearance requirements and other restrictions including `blackout periods' and minimum holding periods, subject to limited exceptions. The Code prohibits purchases of securities in initial public offerings (the prohibition is limited to US public offerings) and requires prior approval for purchases of securities in private placements.

The Fund's principal underwriter, Scudder Distributors, Inc., is not required to adopt a Code of Ethics as it meets the exception provided by Rule 17j-1(c)(3) under the 1940 Act.

The Fund's advisor and its affiliates (including the Fund's Placement Agent,
SDI) have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act (`Consolidated Code'). The Consolidated Code permits access persons to trade in securities that may be purchased or held by the Fund for their own accounts, subject to compliance with the Consolidated Code's preclearance requirements. In addition, the Consolidated Code also provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Consolidated Code also prohibits short-term trading profits and personal investment in initial public offerings and requires prior approval with respect to purchases of securities in private placements.


                                                    INVESTMENT ADVISOR

The Fund has retained the services of Deutsche Asset Management, Inc. (`DeAM, Inc.' or the `Advisor') as investment advisor.

The Advisor is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

The Advisor, or its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase of sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate.

The Advisor, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An Advisor affiliate will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate's charge for transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.

Under the Advisory Agreement, the Advisor receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.


For the period July 1, 2001 to June 30, 2002 and for the fiscal years ended June 30, 2001 and 2000, DeAM, Inc. earned, $12,999,953, $8,379,551, and $7,719,290, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, DeAM, Inc. reimbursed $324,118, $229,549, and $140,260, respectively to the Fund to cover expenses.


The Fund's prospectus contains disclosure as to the amount of the Advisor's investment advisory and the Administrator's administration and services fees, including waivers thereof. The Advisor and the Administrator may not recoup any of their waived investment advisory or administration and services fees.

                                  ADMINISTRATOR

Investment Company Capital Corporation (the `Administrator' and the `Transfer Agent'), One South Street, Baltimore, Maryland, serves as the Fund's administrator. The Administrator is an indirect wholly owned subsidiary of Deutsche Bank AG. Under its Administration and Services Agreement with the Trusts, the Administrator calculates the NAV of each Fund and generally assists the Board of Trustees of the Trusts in all aspects of the administration and operation of the Trusts. The Administration and Services Agreement provides for the Trust to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.02% of the average daily net assets of the Fund.

Under the Administration and Services Agreement, the Administrator may delegate one or more of its responsibilities to others at the Administrator's expense. Under administration and services agreements, the Administrator is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the reasonably deem necessary for the proper administration of the Trust. The Administrator will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in the Administrator's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with Declarations of Trust, by-laws, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services.

For the period July 1, 2001 to June 30, 2002 and for the fiscal years ended June 30, 2001 and 2000, the Administrator earned $2,553,686, $1,676,270, and
$1,543,858, respectively, as compensation for administration and other services provided to the Fund.

                                    CUSTODIAN

Deutsche Bank Trust Company Americas (`DBT Co.'), 100 Plaza One, Jersey City, NY 07311, serves as Custodian for the Trust pursuant to an administration and services agreement. As Custodian, it holds the Fund's assets. DBT Co. will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

                                 TRANSFER AGENT

Investment Company Capital Corp. ("ICCC"), One South Street, Baltimore, Maryland, 21202, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, ICCC or its affiliates, maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. ICCC may be reimbursed by the Fund for its out-of-pocket expenses.

                       COUNSEL AND INDEPENDENT ACCOUNTANTS

Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to Bankers Trust. PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland 21201 has been selected as Independent Accountants for the Trust.

                            ORGANIZATION OF THE TRUST

BT Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. The Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

                                      TAXES

The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

                              TAXATION OF THE FUND

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for Federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

If for any taxable year the Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of current accumulated earnings and profits, and would be eligible for the dividends received deduction for corporations in the case of corporate shareholders.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal

                             PERFORMANCE INFORMATION

The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

         Base Period Return         =       Net Change in Account Value
                                            Beginning Account Value

         Current Yield              =       Base Period Return x 365/7

         Effective Yield            =       [(1 + Base Period Return)365/7] - 1


The Fund's current yield for the seven days ended June 30, 2002 was 1.87% and the effective yield was 1.89%.

                              FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended June 30, 2002 are incorporated herein by reference to the Annual Report dated June 30, 2002. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.




                                    APPENDIX

                        DESCRIPTION OF SECURITIES RATINGS

STANDARD & POOR'S COMMERCIAL PAPER RATINGS:

A-1: An obligor rated A-1 has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.



MOODY'S COMMERCIAL PAPER RATINGS:

Prime-1: Issuers rated Prime-1 (or related supporting institutions) have superior capacities for repayment of senior short-term promissory obligations.



FITCH INVESTORS SERVICE'S COMMERCIAL PAPER RATINGS:

F1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.



DUFF & PHELPS' COMMERCIAL PAPER RATINGS:

Duff 1+: Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

THOMSON BANK WATCH SHORT-TERM RATINGS:

T-1: The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

T-2: The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

T-3: The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

T-4: The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

INVESTMENT ADVISER
DEUTSCHE ASSET MANAGEMENT, INC.
280 Park Avenue
New York, NY 10017

ADMINISTRATOR AND TRANSFER AGENT:
INVESTMENT COMPANY CAPITAL CORP.
One South Street
Baltimore, MD  21202

DISTRIBUTOR AND PLACEMENT AGENT:
SCUDDER DISTRIBUTORS, INC.
Two Portland Square
Portland, ME  04101

CUSTODIAN:
DEUTSCHE BANK TRUST COMPANY AMERICAS
100 Plaza One
Jersey City, NJ 07311

INDEPENDENT ACCOUNTANTS:
PRICEWATERHOUSECOOPERS LLP
250 West Pratt Street
Baltimore, MD  21201

COUNSEL:
WILLKIE FARR & GALLAGHER
787 Seventh Avenue
New York, NY  10019

--------------------

     No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

--------------------



1721SAI (10/02)






PART C            OTHER INFORMATION

Item 23. EXHIBITS.
         ---------

(a)      Amended and Restated Declaration of Trust dated March 29, 1990; (1)
         (i) Nineteenth Amended Establishment and Designation of Series of Shares of Beneficial Interest dated as of January 24, 2001; 13
(b)      By-Laws; 1
(c)      Incorporated by reference to (b) above;
(d) Investment Advisory Agreement dated April 30, 2001 on behalf of Treasury Assets Fund Institutional and Daily
         Assets Fund Institutional; (13)
(e)      Distribution Agreement dated August 19, 2002 - filed herewith;
         (i) Appendix A to Distribution Agreement dated August 11, 1998, as revised December 9, 1998; (9)
         (ii) Exclusive Placement Agent Agreement dated August 11, 1998 on behalf of Treasury Assets Fund Institutional and Daily Assets Fund Institutional; (16)
         (iii) Exclusive Placement Agent Agreement dated August 19, 2002 - filed herewith;
(f)      Bonus or Profit Sharing Contracts -- Not
               applicable;
(g)      Custodian Agreement dated July 1, 1996; (4)
         (i) Amendment #1 to Exhibit A dated March 26, 1997 of the Custodian Agreement; (4)
         (ii) Amendment #2 to Exhibit A dated October 8, 1997 of Custodian Agreement; (5)
         (iii) Amendment #3 to Exhibit A dated October 31, 1997 of Custodian Agreement; (5)
         (iv) Cash Services Addendum dated December 18, 1998 to Custodian Agreement; (6)
         (v)   Amendment #4 to Exhibit
               A dated December 9, 1998 of Custodian Agreement; (9)
         (vi) Custodian Agreement dated September 10, 1996 on behalf of Daily Assets Fund Institutional; 4; as revised April 27, 2001; (13)
         (vii) Delegation of Responsibilities as a Foreign Custody Manager under Rule 17-5 and Assumption by Delegate of Certain Responsibilities under Rule 17f-7 dated July 2, 2001; (14)
(h)      Administration Agreement dated July 1, 2001; (14)
         (i) Expense Limitation Agreement dated July 1, 2001, among BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, BT Investment Portfolios, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; (15)
(i)      Legal Opinion - Not Applicable;
(j)      Consent of Independent Accountants - filed herewith;
(k)      Omitted Financial Statements - Not Applicable;
(l) (i) Investment representation letter of initial shareholder of Equity 500 Index Fund; (7)
         (ii) Investment representation letter of initial shareholder of Liquid Assets Fund Institutional; 1 (iii) Investment representation letter of initial shareholder of Daily Assets Fund Institutional;
               (2)
(m)      Rule 12b-1 Plans - Not Applicable;
(n)      Financial Data Schedules - Not Applicable;
(o) Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 9, 2001; (16)
(p)      Fund, Adviser, and Distributor Codes of Ethics - filed herewith;
         (i) Amended Adviser Code of Ethics dated July 1, 2001; (14)
(q)      Powers of Attorney - filed herewith.

--------------------
1. Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3. Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
6. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8. Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9. Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
10. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
11. Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.
12. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on April 28, 2000.
13. Incorporated by reference to Amendment No. 42 to the Registration Statement as filed with the Commission on April 30, 2001.
14. Incorporated by reference to Amendment No. 43 to the Registration Statement as filed with the Commission on October 26, 2001.
15. Incorporated by reference to Amendment No. 34 to the Registration Statement as filed with the Commission on February 28, 2002.
16. Incorporated by reference to Amendment No. 35 to the Registration Statement as filed with the Commission on April 30, 2002.

Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
         --------------------------------------------------------------

None

Item 25. INDEMNIFICATION.
         ----------------

Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
         -----------------------------------------------------

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

(a)      Items 1 and 2 of Part II
(b)      Section 6, Business Background, of each Schedule D.

Item 27. Principal Underwriters.

(a) As of September 3, 2002, Scudder Distributors, Inc. ("SDI") acts as principal underwriter and exclusive placement agent of the Registrant's shares.

(b) Information on the officers and directors of SDI, principal underwriter and exclusive placement agent for the Registrant as of September 3, 2002, is set forth below. SDI's principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

          (1)                                (2)                                 (3)
Name and Principal Business          Position and Offices with          Positions and Offices with
Address                              Distributor                        Registrant

Thomas F. Eggers                     Chairman and Director
345 Park Avenue
New York, NY 10154

Jonathan R. Baum                     Chief Executive Officer, President
345 Park Avenue                      and Director
New York, NY 10154

William F. Glavin                    Vice President and Director
Two International Place
Boston, MA  02110-4103

James J. McGovern                    Chief Financial Officer and
345 Park Avenue                      Treasurer
New York, NY  10054

Caroline Pearson                     Secretary
Two International Place
Boston, MA  02110-4103

Linda J. Wondrack                    Vice President and Chief
Two International Place              Compliance Officer
Boston, MA  02110-4103

Susan K. Crawshaw                    Vice President
222 South Riverside Plaza
Chicago, IL  60606

Scott B. David                       Vice President
Two International Place
Boston, MA  02110-4103

Robert Froelich                      Vice President
222 South Riverside Plaza
Chicago, IL  60606

Michael L. Gallagher                 Vice President
222 South Riverside Plaza
Chicago, IL  60606

M. Patrick Donovan                   Vice President
Two International Place
Boston, MA  02110-4103

Michael E. Harrington                Vice President
222 South Riverside Plaza
Chicago, IL  60606

Dean Jackson                         Vice President
222 South Riverside Plaza
Chicago, IL  60606

Terrance S. McBride                  Vice President
222 South Riverside Plaza
Chicago, IL  60606

C. Perry Moore                       Vice President
222 South Riverside Plaza
Chicago, IL  60606

Johnston A. Norris                   Vice President
222 South Riverside Plaza
Chicago, IL  60606

Todd N. Gierke                       Assistant Treasurer
222 South Riverside Plaza
Chicago, IL  60606

James E. Keating                     Assistant Treasurer
345 Park Avenue
New York, NY  10054

Philip J. Collora                    Assistant Secretary
222 South Riverside Plaza
Chicago, IL  60606

Diane E. Ratekin                     Assistant Secretary
222 South Riverside Plaza
Chicago, IL  60606


(c)      None

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.
         ---------------------------------

BT Institutional Funds:                              Deutsche Asset Management
(Registrant)                                         One South Street
                                                     Baltimore, MD  21202

Deutsche Asset Management, Inc.:                     280 Park Avenue
(Investment Advisor)                                 New York, NY 10017

ICCC:                                                One South Street
(Administrator and Transfer Agent)                   Baltimore, MD 21202

Scudder Distributors, Inc.:                          222 South Riverside Plaza
(Distributor)                                        Chicago, IL 60606

Deutsche Bank Trust Company
Americas:                                            100 Plaza One
(Custodian)                                          Jersey City, NJ 07311

Scudder Investor Services, Inc.                      Two International Place
(Sub-Transfer Agent                                  Boston, Massachusetts 02110
and Sub-Dividend Distribution Agent)

ITEM 29. MANAGEMENT SERVICES.
         --------------------

Not Applicable

ITEM 30. UNDERTAKINGS.
         -------------

Not Applicable

                                   SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940,as amended, the Registrant, BT INSTITUTIONAL FUNDS, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 28th day of October, 2002.

                                            BT INSTITUTIONAL FUNDS

                                            By:      /S/ DANIEL O. HIRSCH
                                               --------------------------
                                                     Daniel O. Hirsch, Secretary

    Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to its Registration Statement has been signed below by the following persons in the capacity and on the date indicated:

NAME                                         TITLE                          DATE
--------------------------------------------------------------------------------


/s/ DANIEL O. HIRSCH                         October 28, 2002
Daniel O. Hirsch                             (Attorney in Fact for the Persons
Secretary                                    Listed Below)

/s/ WILLIAM GLAVIN*                          President, Chief Executive
William Glavin                               Officer

/s/ GARY FRENCH*                             Treasurer (Principal
Gary French                                  Financial and Accounting Officer)

/s/ RICHARD R. BURT*                         Trustee
Richard R. Burt

/s/ S. LELAND DILL*                          Trustee
S. Leland Dill

/s/ MARTIN J. GRUBER*                        Trustee
Martin J. Gruber

/s/ RICHARD J. HERRING*                      Trustee
Richard J. Herring

/s/ RICHARD T. HALE*                         Trustee
Richard T. Hale

/s/ PHILIP SAUNDERS, JR.*                    Trustee
Philip Saunders, Jr.

/s/ JOSEPH R. HARDIMAN*                      Trustee
Joseph R. Hardiman

/s/ RICHARD J. HERRING*                      Trustee
Richard J. Herring

/s/ GRAHAM E. JONES*                         Trustee
Graham E. Jones

/s/ REBECCA W. RIMEL*                        Trustee
Rebecca W. Rimel

/s/ WILLIAM N. SEARCY*                       Trustee
William N. Searcy

/s/ ROBERT H. WADSWORTH*                     Trustee
Robert H. Wadsworth


*By Power of Attorney.

                             RESOLUTIONS RELATING TO

                     RATIFICATION OF REGISTRATION STATEMENTS

                   (Approved by the Boards of each Investment
                   Company with a Fiscal Year End of June 30)

         RESOLVED, that the proper officers of the Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective Amendment under the Securities Act of 1933 (the "1933 Act") and an Amendment under the Investment Company Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED, that the proper officer of the Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if
                   (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and
                   (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

         RESOLVED, that the proper and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

         RESOLVED, that the proper officers of the Portfolio Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED, that the proper officer of the Portfolio Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and
                   (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

         RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.